Exhibit 10.5

AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT

This Amended and Restated Trademark Security Agreement (this “Agreement”) dated as of October 28, 2011, is made by ZOO GAMES, INC., a Delaware corporation (“Grantor”) in favor of MMB HOLDINGS LLC, a Delaware limited liability company (“Secured Party”) as agent for Holders (as defined below).

Recitals
A.           Schedule A hereto lists all registered trademarks and applications for trademarks in which Grantor is the owner.

B.           Reference is made to:

1.           that certain Continuing Unconditional Guaranty, dated as of September 9, 2009, made by Grantor in favor of Secured Party, as reaffirmed by that certain Reaffirmation of Continuing Unconditional Guaranty, dated as of June 24, 2011 and that certain Second Reaffirmation of Continuing Unconditional Guaranty, dated as of the date hereof, 2011 (the “Guaranty”).

2.           that certain Amended and Restated Factoring and Security Agreement, dated as of June 24, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “First A&R Factoring Agreement”) by and between Zoo Publishing, Inc., a New Jersey corporation (“Seller”) and Panta Distribution, LLC (“Panta”);

3.           that certain Trademark Security Agreement dated as of June 24, 2011, made by Grantor in favor of Panta (the “Original Trademark Security Agreement”);

4.           that certain Limited Recourse Assignment, dated as of the date hereof (the “Limited Recourse Assignment”), pursuant to which Panta assigned to Secured Party, as Agent for Holders (as defined below), certain rights and agreements including without limitation the First A&R Factoring Agreement, the Guaranty, and the Original Trademark Security Agreement; and

5.            that certain Second Amended and Restated Factoring and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Second A&R Factoring Agreement”) by and between Seller, Secured Party, and the Holders (as defined in the Second A&R Factoring Agreement, “Holders”), which amended and restates the First A&R Factoring Agreement in its entirety.

C.           Pursuant to the Guaranty, Grantor has granted to Secured Party a security interest in all of its assets.

D.           Secured Party has required that Grantor execute this Agreement to amend and restate the Original Trademark Security Agreement in its entirety and to evidence the security interest granted to Secured Party in favor of Holders in any trademarks or trademark applications and for recording with the United States Patent and Trademark Office.

ACCORDINGLY, in consideration of the foregoing, Grantor hereby agrees as follows:

1.           Definitions. Terms defined in the Guaranty and not otherwise defined herein shall have the meanings given them in the Guaranty.  In addition, the following terms have the meanings set forth below:

“Trademarks” means all of Grantor’s right, title and interest in and to:  trademarks, service marks, certification marks, collective marks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, now or hereafter in force, and, with respect to any and all of the foregoing: (i) all registrations and recordation thereof and all applications in connection therewith including, but not limited to, the registrations and applications referred to in Schedule A hereto (as such exhibit may be amended or supplemented from time to time), (ii) all renewals and extensions thereof, (iii) the goodwill of the business associated therewith and symbolized thereby, (iv) all rights corresponding to any of the foregoing throughout the world, (v) all rights to sue at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, including, without limitation, the right to receive all proceeds of suit and damage awards therefore, and (vi) all payments, income, and royalties and rights to payments, income, and royalties arising out of the sale, lease, license assignment or other disposition thereof.

“Event of Default” means (i) an Event of Default, as defined in the Guaranty or the Second A&R Factoring Agreement or any other security agreement now in existence or hereafter entered into by Grantor, or (ii) any breach by Grantor of any of its obligations under this Agreement.

2.           Security Interest.  In order to secure the obligations of Seller under the Second A&R Factoring Agreement, Grantor hereby confirms and acknowledges that it has granted and created a security interest, with power of sale to the extent permitted by law, in the Trademarks.  This security interest is in any and all rights that may exist or hereafter arise under any trademark law now or hereinafter in effect in the United States of America or in any other country.

3.           Representations and Warranties.  Grantor represents and warrants that the it owns each of the Trademarks listed in Schedule A, free and clear of any lien, and (b) the Trademarks listed in Schedule A include all Trademarks owned or controlled by Grantor as of the effective date hereof.

4.           Satisfaction.  Upon full payment or satisfaction of the obligations of Seller under the Second A&R Factoring Agreement and Grantor under the Guaranty, this Agreement and the rights granted hereunder to Secured Party, shall be terminated by a written termination statement to the effect that Secured Party no longer claims a security interest under this Agreement.

5.           Administration of Trademarks.  As long as no Event of Default shall have occurred and be continuing, Grantor may control and manage the Trademarks, including the right to receive and use the income, revenue, profits, and royalties that arise from the use of the Trademarks and any licenses thereunder, in the same manner and to the same extent as if this Agreement had not been entered into.  Grantor shall give Secured Party prompt notice of any change in the status of said Trademarks or Grantor’s rights thereunder.

6.           Protection of Trademarks.  Grantor covenants that it will at its own expense protect, defend and maintain the Trademarks to the extent reasonably advisable in its business as determined by Grantor in its sole discretion, provided that if Grantor fails to do so, Secured Party may (but shall have no obligation to) do so in Grantor’s name or in Secured Party’s name, but at Grantor’s expense, and Grantor shall reimburse Secured Party in full for all expenses, including reasonable attorney’s fees incurred by Secured Party in protecting, defending and maintaining the Trademarks.  Grantor further covenants that it will give notice to Secured Party sufficient to allow Secured Party to timely carry out the provisions of this Section 6.

7.           Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, Secured Party may, at its option, exercise any one or more of the following remedies: (a) exercise all rights and remedies available under the UCC, or under any applicable law; (b) sell, assign, transfer, pledge, encumber or otherwise dispose of any Trademark; (c) enforce any Trademark, and any licenses thereunder; and (d) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Trademarks, against Grantor or against any other person or property.  If Secured Party shall exercise any remedy under this Agreement, Grantor shall, at the reasonable request of Secured Party, do any and all lawful acts and execute any and all proper documents required by Secured Party in aid thereof.  For the purposes of this Section 7, upon the occurrence of an Event of Default and during the continuation thereof, Grantor appoints Secured Party as its attorney with the right, but not the duty, to endorse Grantor’s name on all applications, documents, papers and instruments necessary for Secured Party to (i) act in its own name or enforce or use the Trademarks, (ii) grant or issue any exclusive or non-exclusive licenses under the Trademarks to any third party, and/or (iii) sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of any Trademark.  Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done pursuant to the powers granted in this Section 7.  This power of attorney shall be irrevocable until satisfaction of this Agreement in accordance with Section 4 hereof.  Grantor shall reimburse Secured Party for all reasonable attorney’s fees and expenses of all types incurred by Secured Party, or its counsel, in connection with the exercise of the rights of Secured Party under this Agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Trademark Security Agreement as of the date written above.

GRANTOR:

ZOO GAMES, INC.

By:	/s/ David Fremed
Name: David Fremed
Title: CFO

Address:

3805 Edwards Road
Suite 400
Cincinnati, OH 45209
Attention: Mark Seremet

Signature Page - Amended and Restated Trademark Security Agreement

SECURED PARTY:

MMB HOLDINGS LLC

By:	/s/ David Smith
Name:
Title:

Address:	888 Linda Flora Drive
Los Angeles, California 90049
Attention: David Smith

Signature Page - Amended and Restated Trademark Security Agreement